QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Assured Guaranty Ltd. Reports Second Quarter 2010 Operating Income of
$172.0 Million ($0.91 per Diluted Share), Up 530% from Second Quarter 2009

Second Quarter 2010 Net Income of $203.5 Million ($1.08 per Diluted Share) Versus
$(170.0) Million Net Loss in Prior year Period

Hamilton, Bermuda, August 5, 2010 – Assured Guaranty Ltd. (NYSE: AGO) ("AGL" and, together with its subsidiaries, "Assured Guaranty" or "the Company") reported its financial results for the quarter ended June 30, 2010 ("second quarter 2010") today. The Company's second quarter 2010 operating income, a financial measure that is not in accordance with accounting principles generally accepted in the U.S. ("non-GAAP financial measure"), was $172.0 million, a 530% increase from $27.3 million for the quarter ended June 30, 2009 ("second quarter 2009"). The July 1, 2009 acquisition of Financial Security Assurance Holdings Ltd., which has been renamed Assured Guaranty Municipal Holdings Inc. ("AGMH"), is the principal reason for the growth in Assured Guaranty's second quarter 2010 operating income over prior year period. The Company's financial resources, including its investment portfolio, unearned premium reserve and claims-paying resources, were materially enhanced by the acquisition of AGMH ("AGMH Acquisition"). Assured Guaranty today is the largest financial guaranty enterprise active in the global capital markets.

"Our operating earnings this quarter are the highest we have achieved since our initial public offering, reflecting the embedded earnings power of the combined Assured Guaranty Municipal Corp., Assured Guaranty Corp. and Assured Guaranty Re Ltd. subsidiaries, as well as improved performance on our insured U.S. residential mortgage-backed exposures," said Dominic Frederico, President and Chief Executive Officer of Assured Guaranty. "During the quarter, we made progress in building our U.S. municipal market franchise and benefited from an accelerated rate of defective mortgage loan repurchases by originators, having reached agreement on or received $71 million for loan put-backs. Early stage mortgage delinquencies on our portfolio also continued to improve, resulting in our decision not to extend the conditional default rate loss curve on our insured residential mortgage exposures."

Assured Guaranty also reported second quarter 2010 net income attributable to AGL ("net income") of $203.5 million versus a second quarter 2009 net loss attributable to AGL ("net loss") of $170.0 million. Second quarter 2010 net income per diluted share was $1.08 versus a net loss of $1.82 per diluted share in second quarter 2009. The significant change in results between the two periods largely resulted from Assured Guaranty's improved operating income as well as the change in after-tax non-credit fair value gains and losses on credit derivatives. Second quarter 2010 net income included $40.6 million of after-tax non-credit impairment unrealized fair value gains on credit derivatives ($0.21 per diluted share) versus after-tax non-credit impairment unrealized fair value losses of $(150.8) million ($(1.62) per diluted share) in second quarter 2009. A reconciliation of operating income to net income (loss) and operating income per diluted share to net income (loss) per diluted share is provided in Table 1. Please see the "Explanation of Non-GAAP Financial Measures" section of this press release for a definition of operating income and other non-GAAP financial measures.

Table 1: Reconciliation of Net Income (Loss) Attributable to Assured Guaranty Ltd.
to Operating Income
($ in millions, except per share data)

	2Q-10	2Q-09
Net income (loss) attributable to Assured Guaranty Ltd.	$203.5	$(170.0)
Less: Realized gains (losses) on investments, after tax	(4.3)	(7.1)
Less: Non-credit impairment fair value gains (losses) on credit derivatives, after tax	40.6	(150.8)
Less: Fair value gains (losses) on committed capital securities, after tax	8.2	(39.4)
Less: Foreign exchange gains (losses) on revaluation of premiums receivable, after tax	(19.0)	-
Less: Effect of consolidating variable interest entities ("VIEs"), after tax[1]	6.0	-

Operating income	$172.0	$27.3

	2Q-10	2Q-09
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	$1.08	$(1.82)
Less: Realized gains (losses) on investments, after tax	(0.02)	(0.08)
Less: Non-credit impairment fair value gains (losses) on credit derivatives, after tax	0.21	(1.62)
Less: Fair value gains (losses) on committed capital securities, after tax	0.04	(0.42)
Less: Foreign exchange gains (losses) on revaluation of premiums receivable, after tax	(0.10)	-
Less: Effect of consolidating VIEs, after tax[1]	0.03	-

Operating income	$0.91	$0.29

Weighted average shares outstanding (in millions):
Basic shares outstanding - GAAP	184.1	93.1
Diluted shares outstanding - GAAP	188.8	93.1
Diluted shares outstanding - non-GAAP	188.9	93.8
  1.
  Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Shareholders' Equity:    Assured Guaranty's shareholders' equity at June 30, 2010 was $3,868.6 million, a 10% increase from December 31, 2009 book value of $3,520.5 million. The increase in shareholders' equity during the six months ended June 30, 2010 ("first half 2010") resulted primarily from the Company's $525.5 million of net income for the period offset, in part, by the effect of consolidating certain VIEs on January 1, 2010.

Assured Guaranty's June 30, 2010 shareholders' equity per share was $21.05, up 10% from December 31, 2009 book value per share of $19.12. Shares outstanding at June 30, 2010 were 183.7 million, down slightly from 184.2 million at December 31, 2010 due to the Company's repurchase of 707,350 common shares in May 2010, thereby completing its 2.0 million share repurchase program. On August 4, 2010, Assured Guaranty announced a new share repurchase program for 2.0 million shares.

Operating Shareholders' Equity:    Operating shareholders' equity, a non-GAAP financial measure, was $4,385.4 million, a 6% increase from $4,142.2 million at December 31, 2009, largely due to Company's first half 2010 operating income of $284.6 million. Operating shareholders' equity per share was $23.87 at June 30, 2010, a 6% increase from $22.49 at December 31, 2009.

Adjusted Book Value:    The Company's adjusted book value, a non-GAAP financial measure, was $8,895.0 million at June 30, 2010, a slight reduction from $8,913.7 million at December 31, 2009.

Adjusted book value per share was $48.41 at June 30, 2010, essentially flat with December 31, 2009 adjusted book value of $48.40. Table 2 provides a reconciliation of shareholders' equity to operating shareholders' equity and adjusted book value.

Table 2: Reconciliation of Shareholders' Equity to Operating Shareholders' Equity
and Adjusted Book Value
(amounts in millions, except per share data)

	As of
	June 30, 2010	December 31, 2009
Total shareholders' equity	$3,868.6	$3,520.5
Less: Effect of consolidating VIEs, after tax[1]	(204.8)	-
Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax	(503.9)	(767.6)
Less: Fair value gains (losses) on committed capital securities, after tax	13.6	6.2
Less: Unrealized gain (loss) on investment portfolio excluding foreign exchange effect, after tax	178.3	139.7

Operating shareholders' equity	$4,385.4	$4,142.2
Less: Deferred acquisition costs ("DAC"), after tax	259.8	235.3
Plus: Net present value of estimated net future credit derivative revenue, after tax	472.8	520.0
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, after tax	4,296.6	4,486.8

Adjusted book value	$8,895.0	$8,913.7

Shares outstanding at the end of period (in millions)	183.7	184.2
Per share:
Total shareholders' equity	$21.05	$19.12
Less: Effect of consolidating VIEs, after tax[1]	(1.11)	-
Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax	(2.74)	(4.17)
Less: Fair value gains (losses) on committed capital securities, after tax	0.07	0.03
Less: Unrealized gain (loss) on investment portfolio excluding foreign exchange effect, after tax	0.97	0.76

Operating shareholders' equity	$23.87	$22.49
Less: DAC, after tax	1.41	1.28
Plus: Net present value of estimated net future credit derivative revenue, after tax	2.57	2.82
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, after tax	23.38	24.36

Adjusted book value	$48.41	$48.40

  1.
  Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating shareholders' equity reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Second Quarter 2010 New Business Production

The Company also announced today that second quarter 2010 present value of new business production ("PVP"), a non-GAAP financial measure, was $89.9 million. PVP decreased 36% from $140.0 million in second quarter 2009 due to reduced market volume and a different exposure mix in the new issue tax-exempt U.S. municipal market and a decline in structured finance PVP compared to second quarter 2009. Table 3 below provides a reconciliation of PVP to gross written premiums.

Mr. Frederico commented: "Our new issue tax-exempt municipal market share increased this quarter over the previous three quarters, reaching 10.8% in June. This trend has continued in July, when we insured 150 U.S public finance primary market transactions for gross par of $2.5 billion and insured penetration of 11.0%. This demonstrates our continued market acceptance."

Total U.S. public finance PVP was $81.4 million in second quarter 2010, a decline of 36% from $127.8 million in second quarter 2009 due to the 24% decline in total tax-exempt U.S. public finance market new issuance that is generally attributed to the high volume of Build America Bonds. Assured Guaranty insured 9.0% of second quarter 2010 new issue tax-exempt U.S. public finance par, equal to 9.0% in second quarter 2009. Assured Guaranty also generated $0.7 million of non-U.S. public finance PVP from a secondary market guaranty of an airport transaction.

The Company's structured finance PVP totaled $7.8 million this quarter versus $12.2 million in second quarter 2009. This quarter's production included one credit card transaction totaling $400 million in gross par written and an asset-backed securities conduit for $1.0 billion in gross par written. Both transactions were private and were rated AAA by the Company's internal ratings scale.

Table 3: Reconciliation of PVP to Gross Written Premiums

	Quarter Ended June 30,
Consolidated gross written premiums ("GWP") analysis: ($ in millions)	2010	2009
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$72.7	$112.8
Secondary markets	8.7	15.0
Public finance - non-U.S.
Primary markets	-	-
Secondary markets	0.7	-
Structured finance - U.S.	5.7	12.2
Structured finance - non-U.S.	2.1	-

Total PVP	89.9	140.0
Less: PVP of credit derivatives	-	-

PVP of financial guaranty insurance	89.9	140.0
Less: Financial guaranty installment premium PVP	1.8	12.5

Total: Financial guaranty upfront GWP	88.1	127.5
Plus: Financial guaranty installment PVP adjustment[1]	3.6	14.6

Total financial guaranty GWP	91.7	142.1
Plus: Other segment GWP	-	(1.1)

Total GWP	$91.7	$141.0

1.       Includes the difference between management's estimates for the discount rate applied to future installments and the discount rate used according to financial guaranty insurance accounting standard and changes in the estimated term for future installments.

Second Quarter 2010 Income Statement Highlights

The Company's second quarter 2010 total revenues were $428.1 million, including $49.9 million in pre-tax non-credit impairment unrealized fair value gains on credit derivatives ($40.6 million after tax or $0.21 per diluted share). Second quarter 2009 total revenues were $(169.6) million due to $(219.0) million in non-credit impairment fair value losses on credit derivatives. Please see Table 4 for a summary of total revenues and revenue items that are not included in the calculation of operating income.

Table 4: Summary of Total Revenues and Revenue Items Not Included in Operating Income
($ in millions)

	Quarter Ended June 30,
	2010	2009
Revenues
Net earned premiums[1]	$292.1	$78.6
Net investment income	90.9	43.3
Net realized investment gains (losses)	(8.4)	(4.9)
Change in fair value of credit derivatives:
Realized gains on credit derivatives[2]	51.7	27.7
Credit impairment on credit derivatives	(28.1)	(35.2)
Non-credit impairment fair value gains (losses) on credit derivatives	49.9	(219.0)

Net change in fair value of credit derivatives	73.5	(226.5)
Fair value gains (losses) on committed capital securities	12.6	(60.6)
Financial guaranty VIEs' revenues	(19.1)	-
Other income	(13.5)	0.5

Total revenues	428.1	(169.6)

Less revenue items not included in the calculation of operating income
Net earned premiums on VIEs	$(15.6)	$-
Net realized investment gains (losses)	(8.4)	(4.9)
Non-credit impairment fair value gains (losses) on credit derivatives[3]	49.9	(219.0)
Fair value gains (losses) on committed capital securities	12.6	(60.6)
Financial guaranty VIEs' revenues	(19.1)	-
Foreign exchange gains (losses) on revaluation of premiums receivables included in other income	(24.2)	-
Reinsurance cession associated with other than temporary impairment of investment assets included in other income	8.5	-

Total revenues not included in the calculation of operating income	3.7	(284.5)

Total revenues included in operating income	$424.4	$114.9

1.
Excludes net earned premiums on consolidated VIEs.
2.
Includes revenue earned on credit derivatives.
3.
The Company does not include non-credit impairment fair value losses on credit derivatives in its calculation of operating income because these fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors that are not expected to result in an economic gain or loss to the Company.

Second quarter 2010 net earned premiums totaled $292.1 million, an increase of 272% from $78.6 million in second quarter 2009. Net earned premiums for the quarter exclude $15.6 million of net earned premiums associated with 20 VIEs that were consolidated according to GAAP accounting requirements which was effective January 1, 2010 while second quarter 2009 did not include any VIE consolidation. Including the VIEs, second quarter 2010 net earned premiums were $307.7 million, a 291% increase from second quarter 2009. The significant increase in net earned premiums between the two periods resulted almost entirely from the AGMH Acquisition. Second quarter 2010 net earned premiums included $15.4 million ($0.05 per diluted share) of premiums from refundings and accelerations, a 23% decrease from $20.1 million ($0.14 per diluted share) in second quarter 2009.

Assured Guaranty's second quarter 2010 investment income was $90.9 million, a 110% increase from second quarter 2009 net investment income of $43.3 million due to the increase in invested assets resulting from the AGMH Acquisition. Investment income is reported net of investment expenses and amortization or accretion on bonds. Second quarter 2010 investment income included $7.7 million of expenses for the amortization of the acquisition premium on the acquired AGMH investment portfolio while second quarter 2009 did not include any amortization expenses on the AGMH investment portfolio.

The Company reported $73.5 million in net change in the fair value of credit derivatives in second quarter 2010 versus $(226.5) million in second quarter 2009. The net change in fair value of credit derivatives is comprised of three items: realized gains or losses on credit derivatives; credit impairment on credit derivatives; and non-credit impairment unrealized fair value gains or losses on credit derivatives.

  •
  Second quarter 2010 realized gains on credit derivatives increased 87% to $51.7 million from $27.7 million for second quarter 2009. As of June 30, 2010, the Company had $110.5 billion of net par outstanding direct credit derivative contracts outstanding, up from $70.2 billion at June 30, 2009 as a result of the AGMH Acquisition.

  •
  Credit impairment on credit derivatives was $28.1 million in second quarter 2010, a decrease of 20% from $35.2 million in second quarter 2009. Second quarter 2009 credit impairment was largely associated with U.S. residential mortgage-backed securities ("RMBS"), while second quarter 2010 credit impairment was principally associated with a structured finance transaction backed by a portfolio of peaker power plants.

  •
  The Company also recognized second quarter 2010 non-credit impairment fair value gains on credit derivatives of $49.9 million as compared to losses of $(219.0) million in second quarter 2009. The improvement compared to the prior year period reflects unrealized gains principally due to the widening of credit spreads for Assured Guaranty Corp. ("AGC") and Assured Guaranty Municipal Corp. ("AGM"), the Company's two principal financial guaranty direct insurance companies. The quoted price on AGC's and AGM's credit derivatives increased to 1010 basis points and 802 basis points, respectively, at June 30, 2010 compared to 734 basis points and 468 basis points at March 31, 2010.

Other income of $(13.5) million in second quarter 2010 was largely associated with items that are not included in the Company's calculation of operating income, including foreign exchange revaluation on premiums receivables of $(24.2) million and $8.5 million of other income resulting from a reinsurance cession of an other than temporary impairment of investment assets associated with a below investment grade financial guaranty contract. The Company revised its calculation of operating income this quarter to exclude the effect of foreign exchange revaluations associated with non-U.S. dollar-denominated installment premiums. These foreign exchange translation adjustments are included in Assured Guaranty's calculation of shareholders' equity, operating shareholders' equity and adjusted book value. Assured Guaranty did not incur any material foreign exchange revaluation gains or losses related to premium receivables in second quarter 2009.

Second Quarter 2010 Total Expense Highlights

The Company's total expenses rose 20% to $133.6 million in second quarter 2010 from $111.7 million in second quarter 2009 due to higher loss and loss adjustment expenses ("LAE") and increased interest and other operating expenses as a result of the AGMH Acquisition. These increases were partially offset by a reduction in AGMH Acquisition-related expenses from $24.2 million ($15.6 million after tax or $0.17 per diluted share) in second quarter 2009 to $2.8 million ($1.5 million after tax or $0.01 per diluted share) in second quarter 2010. In addition, second quarter 2010 total expenses were reduced by $24.3 million loss and LAE due to the consolidation of VIEs and financial guaranty VIEs' expenses of $(19.6) million. The Company did not incur similar VIE expenses in second quarter 2009 because the new accounting requirement for consolidation of VIEs was effective January 1, 2010. The Company does not include the effect of consolidating the VIEs in its calculation of operating income. Excluding the VIEs, total expenses rose 59% to $177.5 million. Please see Table 5 below for a summary of total expenses and expense items not included in the calculation of operating income.

Table 5: Summary of Total Expenses and Expense Items Not Included in Operating Income
($ in millions)

	Quarter Ended June 30,
	2010	2009
Expenses
Loss and loss adjustment expenses[1]	$71.2	$38.0
Amortization of deferred acquisition costs	6.9	16.5
AGMH Acquisition-related expenses	2.8	24.2
Interest expense	24.9	6.5
Financial guaranty VIEs' expenses	(19.6)	-
Other operating expenses	47.4	26.5

Total expenses	133.6	111.7

Less expense items not included in the calculation of operating income
Loss and loss adjustment expenses from VIEs	(24.3)	-
Financial guaranty VIEs' expenses	(19.6)	-

Total expense items not included in the calculation of operating income	(43.9)	-

Total expenses included in operating income	$177.5	$111.7

  1.
  Excludes loss and LAE on VIEs.

The Company's second quarter 2010 loss and LAE totaled $71.2 million versus $38.0 million in second quarter 2009. Including $24.3 million of loss and LAE expense that the Company would have recognized if it had not consolidated 20 VIEs according to new accounting requirements that were effective January 1, 2010, second quarter loss and LAE totaled $95.5 million, of which $80.6 million was associated with U.S. RMBS, principally for alternative-A option-adjustable rate and subprime mortgages. The Company did not, as in recent quarters, extend the conditional default rate loss curve on its RMBS exposures this quarter due to decreased early stage delinquencies. Therefore, its RMBS loss and LAE for second quarter 2010 is largely for losses that the Company had expected to recognize due to the expected amortization of unearned premium reserves.

Included in second quarter 2010 loss and LAE was $72.0 million associated with non-RMBS structured finance deals, including increased loss reserves on non-government guaranteed student loan transactions and life insurance securitizations. The Company also recorded a $(17.1) million reduction in loss and LAE reserves on several public finance transactions, reflecting an increase in the discount rate as mandated by accounting requirements and improved operating performance for some exposures.

Amortization of deferred acquisition costs, which reflects the amortization of ceding commissions paid and received and also of operating expenses that were deferred previously and were related to the acquisition of new business, was $6.9 million, down 58% from $16.5 million in second quarter 2009. This decrease is primarily due to the elimination of deferred acquisition costs related to policies assumed by Assured Guaranty Re Ltd., the Company's Bermuda-based reinsurer, from AGM as a result of the AGMH Acquisition and also due to lower refundings and accelerations in second quarter 2010 compared to the prior year's quarter.

Other operating expenses, which are principally for employee-related expenses, were $47.4 million in second quarter 2010 as compared to $26.5 million in second quarter 2009, primarily due to the AGMH Acquisition and the resulting increase in employee headcount.

Interest expense was $24.9 million in second quarter 2010 compared to $6.5 million in second quarter 2009 due to the increase in the Company's outstanding debt as a result of the AGMH Acquisition.

The Company recorded a $91.0 million provision for income taxes in second quarter 2010 (an effective tax rate of 30.9%) compared to a $111.3 million benefit in second quarter 2009 (an effective tax rate of 39.6%). The Company's effective tax rate for net income and operating income has increased since the AGMH Acquisition due to the higher proportion of the Company's taxable income that is generated in the U.S. Table 6 below provides a tax expense reconciliation between the Company's reported tax expense (benefit) and tax expense on operating income.

Table 6: Tax Expense Reconciliation

	Quarter Ended June 30,
($ in millions)	2010	2009
Tax expense (benefit) as reported	$91.0	$(111.3)
Less tax expense (benefit) items not included in the calculation of operating income:
Effect of consolidating VIEs	3.2	-
Realized gains (losses) on investment	(4.2)	2.2
Non-credit impairment fair value gains (losses) on credit derivatives	17.8	(68.0)
Fair value gains (losses) on committed capital securities	4.4	(21.2)
Foreign exchange loss on revaluation of premiums receivable	(5.1)	-

Tax expense (benefit) items not included in the calculation of operating income	16.1	(87.0)

Tax expense (benefit) included in operating income	$74.9	$(24.3)

Conference Call and Webcast Information:    The Company will host a conference call for investors and analysts on August 6, 2010 at 7:30 a.m. Eastern Time (8:30 a.m. Atlantic Time). The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at http://www.assuredguaranty.com or by dialing 866-578-5747 (in the U.S.) or 617-213-8054 (International), passcode 63621973. A replay of the call will be available through September 6, 2010 by dialing 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 74655841.

Please refer to Assured Guaranty's June 30, 2010 Financial Supplement, which is posted on the Company's website at http://www.assuredguaranty.com/investor/ltd/financial.aspx for more information on the Company's individual segment performance, financial guaranty portfolios, investment portfolio and other items. The Company has also posted on its website Assured Guaranty's Financial Guaranty Direct Segment's U.S. and International Structured Finance Transaction List and New Issue U.S. Public Finance List, both as of June 30, 2010.

# # #

Assured Guaranty Ltd. is a publicly-traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

Assured Guaranty Ltd.
Consolidated Income Statements
($ in millions)

	Quarter Ended June 30,
	2010	2009
Revenues:
Net earned premiums	$292.1	$78.6
Net investment income	90.9	43.3
Net realized investment gains (losses)	(8.4)	(4.9)
Change in fair value of credit derivatives:
Realized gains and other settlements	51.7	27.7
Credit impairment on credit derivatives	(28.1)	(35.2)
Non-credit impairment fair value gains (losses) on credit derivatives	49.9	(219.0)

Net change in fair value of credit derivatives	73.5	(226.5)
Fair value gains (loss) on committed capital securities	12.6	(60.6)
Financial guaranty VIEs' revenues[1]	(19.1)	-
Other income	(13.5)	0.5

Total revenues	428.1	(169.6)
Expenses:
Loss and loss adjustment expenses	71.2	38.0
Amortization of deferred acquisition costs	6.9	16.5
AGMH Acquisition-related expenses	2.8	24.2
Interest expense	24.9	6.5
Financial guaranty VIEs' expenses[1]	(19.6)	-
Other operating expenses	47.4	26.5

Total expenses	133.6	111.7

Income before provision for income taxes	294.5	(281.3)
Provision for income taxes	91.0	(111.3)

Net income	203.5	(170.0)
Less: Noncontrolling interest of variable interest entities	-	-

Net income attributable to Assured Guaranty Ltd.	203.5	(170.0)
Less: Realized gains (losses) on investments, after tax	(4.3)	(7.1)
Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax	40.6	(150.8)
Less: Fair value gains (losses) on committed capital securities, after tax	8.2	(39.4)
Less: Foreign exchange gains (losses) on revaluation of premiums receivable, after tax	(19.0)	-
Less: Effect of consolidating VIEs, after tax[1]	6.0	-

Operating income	$172.0	$27.3

  1.
  Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Assured Guaranty Ltd.
Consolidated Balance Sheets
($ in millions)

	As of:
	June 30, 2010	December 31, 2009
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$9,113.8	$9,139.9
Short-term investments	1,391.2	1,668.3

Total investment portfolio	10,505.0	10,808.2
Assets acquired in refinancing transactions	138.3	152.4
Cash	97.2	44.1
Premiums receivable, net of ceding commissions payable	1,311.3	1,418.2
Ceded unearned premium reserve	929.5	1,080.5
Deferred acquisition costs	250.6	242.0
Reinsurance recoverable on unpaid losses	19.0	14.1
Credit derivative assets	491.1	492.5
Committed capital securities, at fair value	20.8	9.5
Deferred tax asset, net	1,072.3	1,158.2
Salvage and subrogation recoverable	686.0	420.3
Financial guaranty VIE assets[1]	1,844.7	762.3
Other assets	222.8	200.4

Total assets	$17,588.6	$16,802.7

Liabilities and shareholders' equity
Liabilities
Unearned premium reserves	$7,661.3	$8,400.2
Loss and loss adjustment expense reserve	403.5	289.5
Long-term debt	921.6	917.4
Notes payable	137.6	149.1
Credit derivative liabilities	1,766.0	2,034.6
Reinsurance balances payable, net	243.0	215.2
Financial guaranty VIE liabilities with recourse[1]	2,049.3	762.7
Financial guaranty VIE liabilities without recourse[1]	184.9	-
Other liabilities	352.8	513.9

Total liabilities	13,720.0	13,282.6
Shareholders' equity
Common stock	1.8	1.8
Additional paid-in capital	2,581.3	2,585.0
Retained earnings[1]	1,092.1	789.9
Accumulated other comprehensive income	191.4	141.8
Deferred equity compensation	2.0	2.0

Total shareholders' equity attributable to Assured Guaranty Ltd.	3,868.6	3,520.5
Noncontrolling interest in consolidated VIEs[1]	-	(0.4)

Total shareholders' equity	3,868.6	3,520.1

Total liabilities and shareholders' equity	$17,588.6	$16,802.7

          1.       Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Explanation of Non-GAAP Financial Measures:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP") which management uses and in order to assist investors and analysts in evaluating the Company's financial results. The following paragraphs define each financial measure not in accordance with GAAP ("non-GAAP financial measures") and describe why they are useful. In each case, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty, and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results. In addition, Assured Guaranty's management and board of directors also utilize non-GAAP measures as a basis for determining senior management incentive compensation. By providing a calculation of Assured Guaranty's non-GAAP financial measures in the Company's financial results press release, periodic financial reports filed with the U.S. Securities and Exchange Commission and investor presentations, investors, analysts and financial news media reporters have access to the same information that management reviews internally.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain financial guaranty variable interest entities ("VIEs") in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  5)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

Operating Shareholders' Equity: Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and members of the financial news media use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Operating return on equity ("Operating ROE"): Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and members of the financial news media use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's forward-looking statements regarding financial strength and growth opportunities and its calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings could be affected by a rating agency action, such as a ratings downgrade, developments in the world's financial and capital markets, changes in the world's credit markets, more severe or frequent losses affecting the adequacy of Assured Guaranty's loss reserve, the impact of market volatility on the mark-to-market of our contracts written in credit default swap form, reduction in the amount of reinsurance portfolio opportunities available to the Company, decreased demand or increased competition, changes in accounting policies or practices, changes in laws or regulations, other governmental actions, difficulties with the execution of Assured Guaranty's business strategy, contract cancellations, Assured Guaranty's dependence on customers, loss of key personnel, adverse technological developments, the effects of mergers, acquisitions and divestitures, natural or man-made catastrophes, other risks and uncertainties that have not been identified at this time, management's response to these factors, and other risk factors identified in Assured Guaranty's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements which are made as of August 5, 2010. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Equity Investors:
Sabra R. Purtill, CFA
Managing Director, Investor Relations
212-408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
212-261-5509
raron@assuredguaranty.com

Media:
Betsy Castenir
Managing Director, Corporate Communications
212-339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com

Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
212-339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
212-261-5575
mwalker@assuredguaranty.com

QuickLinks

  Exhibit 99.1